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                                                                   Exhibit 10.26



                       MORGAN STANLEY SENIOR FUNDING, INC.
                                  1585 BROADWAY
                            NEW YORK, NEW YORK 10036


                                COMMITMENT LETTER


PERSONAL AND CONFIDENTIAL

April 14, 2000

Mr. Kent Kalkwarf
Chief Financial Officer
Charter Communications Holdings, LLC
Charter Communications Holdings Capital Corporation
12444 Powerscourt Drive
St. Louis, Missouri  63131


Ladies and Gentlemen:

                  We are pleased to confirm the arrangements under which Morgan Stanley Senior Funding, Inc. ("MSSF" or the "ADMINISTRATIVE AGENT") is exclusively authorized by Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation (collectively, "CHARTER") to act as the sole lead arranger and sole bookrunner in connection with the bridge loans described herein, and, together with any other entities that become lenders in accordance with the syndication arrangements set forth below (collectively with the Administrative Agent, the "LENDERS"), commits, severally and not jointly, to provide the bridge loans described herein, in each case on the terms and subject to the conditions set forth in this letter and the attached Annex A (together, the "COMMITMENT LETTER") and the Fee Letter (as defined below). The term "Initial Lenders" means MSSF and any other Lender identified by Charter who agrees in writing prior to the date 14 days after the date hereof to assume a portion of MSSF's commitment to make Bridge Loans under this Commitment Letter, provided Charter agrees in writing to release MSSF from the portion of its commitment assumed by such Lender on or prior to the date 14 days after the date hereof.

                  We understand that Charter may require funds on an interim basis, in the form of bridge loans, to fund its accelerated capital expenditure plan.

                  1. Commitment. MSSF is pleased to confirm its commitment (the "COMMITMENT") to provide Charter with Senior Increasing Rate Bridge Loans in an aggregate principal amount of up to $1.0 billion (the "BRIDGE LOANS"), or such lesser amount as Charter may specify, having the terms set forth on Annex A, on the terms and subject to the conditions contained in this Commitment Letter. MSSF's Commitment is subject to the conditions set forth
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in this Commitment Letter, including, without limitation, the conditions precedent set forth in Annex A hereto, and to the negotiation, execution and delivery of definitive documentation, including, without limitation, a bridge loan agreement (the "BRIDGE LOAN AGREEMENT"), consistent with the terms of Annex A hereto and satisfactory to each of Charter, the Lenders and their counsel and the satisfaction of the terms, conditions and covenants contained therein. The terms of this Commitment Letter are intended as an outline of certain of the material terms of the Bridge Loans, but do not include all of the terms, conditions, covenants, representations, warranties, default clauses and other provisions that will be contained in the Bridge Loan Agreement.

                  2. Fees and Expenses. The fees for these services are set forth in a separate fee letter (the "FEE LETTER"), entered into by MSSF and Charter. In addition, pursuant to an engagement letter (the "ENGAGEMENT LETTER"), dated as of the date hereof, between Charter and Morgan Stanley & Co. Incorporated ("MORGAN STANLEY"), Charter has agreed to offer Morgan Stanley and the Initial Lenders or their affiliates the right to act as the exclusive initial purchasers, underwriters or placement agents in connection with the sale of Debt Securities (as defined in the Engagement Letter) and to offer Morgan Stanley the right to act as sole bookrunner, in each case, pursuant to the terms of the Engagement Letter.

                  3. Syndication. Charter shall have the right to have additional lenders become Initial Lenders. Following the syndication to the Initial Lenders, the Administrative Agent intends and reserves the right to further syndicate the Commitments and/or the Bridge Loans to other Lenders after the date that is 14 days after the date hereof (the "Syndication"). The Administrative Agent will lead the Syndication, including determining the timing of all offers to potential Lenders and the acceptance of commitments, any title of agent or similar designations awarded to Lenders, the amounts offered and the compensation provided to each Lender from the amounts to be paid to the Administrative Agent pursuant to the terms of this Commitment Letter and the Fee Letter. The Administrative Agent will determine the identity of any entities that become Lenders (other than Initial Lenders) after the date hereof and the final commitment allocations subject to the consent of Charter, which will not be unreasonably withheld, and will notify Charter of such determinations. Pursuant to the syndication process described herein, the rights and obligations of each Lender, including the right and obligation to make any Bridge Loan, may (with the consent of the Administrative Agent, in its sole discretion, and subject to the consent of Charter in the case of transfers to non-affiliates, which consent will not be unreasonably withheld) be assigned by such Lender, in whole or in part, to any other bank, financial institution or other investor and upon such assignment, the assignee shall become a Lender hereunder and the assigning Lender will be relieved from all obligations with respect to any Commitment assigned. To ensure an orderly and effective Syndication of the Bridge Loans, you agree that until the later of the termination of the Syndication as determined by the Administrative Agent and 90 days following the date of initial funding under the Bridge Loans, Charter will not and will not permit any of its subsidiaries to syndicate or issue, attempt to syndicate or issue, announce or authorize the announcement of the syndication or issuance of, or engage in discussions concerning the syndication or issuance of, any debt facility or debt or preferred equity security (other than the Bridge Loans), including any renewals or refinancings of any existing debt facility or debt or preferred equity security, without the prior written consent of
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the Administrative Agent (which consent will not be unreasonably withheld).
Notwithstanding the foregoing, Charter may syndicate the $590 million permitted to be incurred under the greenshoe for the Falcon credit facility at any time. The Lenders acknowledge that Charter has no obligation to utilize the financing offered hereby and can terminate this Commitment Letter at any time.

                  4. Cooperation. Charter agrees to cooperate, and to cause its affiliates to cooperate, with the Administrative Agent in connection with (i) the preparation of an information package regarding the business, operations and prospects of Charter including, without limitation, the delivery of all information relating to the transactions contemplated hereunder and all other information deemed reasonably necessary by the Administrative Agent to complete the syndication of the Commitment and/or Bridge Loans and (ii) the presentation of such information package in lender meetings and other communications with prospective Lenders in connection with the syndication of the Bridge Loans. Charter agrees to make its representatives and senior management reasonably available to meet with the Lenders and prospective Lenders and rating agencies and to make customary "road show" presentations at such locations as the Administrative Agent may reasonably suggest. Charter shall be solely responsible for the contents of any such information package and presentation (other than information concerning the Lenders and the syndication process) and acknowledges that the Lenders will be using and relying upon the information contained in such information package and presentation without independent verification thereof. In addition, Charter represents and covenants that all information provided by Charter or its agents to the Administrative Agent or the other Lenders in connection with the transactions contemplated hereunder is and will be complete and correct in all material respects and does not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. Charter agrees to supplement such information from time to time until the Closing Date (as defined in Annex A) and, if requested by the Administrative Agent in writing, for a reasonable period thereafter (not to exceed six months) necessary to complete the syndication of the Bridge Loans, so that the representations and covenants contained in the preceding sentence remain correct.

                  5. Indemnification and Contribution. In partial consideration for our commitment hereunder, Charter hereby agrees to indemnify and hold harmless MSSF and each other Lender, each of the members or shareholders or other investors or holders of interests in, or other transferees of MSSF or another Lender (collectively, "ADDITIONAL INVESTORS"), any affiliates of MSSF, the other Lenders and the Additional Investors, and each other person, if any, controlling MSSF, the other Lenders or any Additional Investors and any of their respective affiliates, and any of the directors, officers, agents and employees of any of the foregoing (each, an "INDEMNIFIED PERSON") from and against any losses, claims, damages or liabilities related to, arising out of or in connection with the matters which are the subject of the commitment made hereunder (including, without limitation, any use made or proposed to be made by Charter of the proceeds from the transactions referred to above) (collectively, the "SUBJECT MATTER"), and will reimburse any Indemnified Person for all expenses (including fees and expenses of counsel) as they are incurred in connection with investigating, preparing, pursuing or defending any action, claim, suit, investigation or proceeding related to, arising out of or in connection with the Subject
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Matter, whether or not pending or threatened and whether or not such action, claim, suit or proceeding is brought by you, your subsidiaries, creditors or any Indemnified Person, or any Indemnified Person is otherwise a party thereto. Charter will not, however, be responsible for any losses, claims, damages or liabilities (or expenses relating thereto) that are judicially determined to have resulted from the bad faith or gross negligence of any Indemnified Person. Charter also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to Charter for or in connection with the Subject Matter, except for any such liability for losses, claims, damages or liabilities incurred by you that are judicially determined to have resulted from the bad faith or gross negligence of such Indemnified Person. None of MSSF nor any other Lender shall be liable or responsible for any consequential damages that may be alleged as a result of any failure to fund the Bridge Loans.

                  Charter will not, without the prior written consent of MSSF, settle, compromise, consent to the entry of any judgment in or otherwise seek to terminate any action, claim, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes a full and unconditional release of each Indemnified Person from any liabilities arising out of such action, claim, suit or proceeding.

                  If the indemnification provided for in the second preceding paragraph of this Commitment Letter is judicially determined to be unavailable (other than in accordance with the terms hereof) to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to herein, then, in lieu of indemnifying such Indemnified Person hereunder, Charter agrees to contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (and expenses relating thereto)
(i) in such proportion as is appropriate to reflect the relative benefits to Charter on the one hand, and MSSF and the other Lenders, on the other hand, of the financing or (ii) if the allocation provided by clause (i) is not available, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause (i) but also the relative fault of Charter on the one hand, and MSSF and the other Lenders, on the other hand, as well as any other relevant equitable considerations; provided that in no event shall MSSF's or any other Lender's contribution to the amount paid or payable exceed the aggregate amount of fees actually received by such entity under the Fee Letter.

                  6. Confidentiality. Please note that this Commitment Letter, the Fee Letter, the Engagement Letter and any written or oral advice provided by the Lenders in connection with this arrangement is exclusively for the information of the Board of Directors of Charter and may not be disclosed to any other party or circulated or referred to publicly without the Administrative Agent's prior written consent, except, after providing written notice to the Administrative Agent, pursuant to law or a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative or legislative body or committee. In addition, we hereby consent to your disclosure of such advice to your officers, directors, agents and advisors who are directly involved in the consideration of the Bridge Loans to the extent such persons are obligated to hold such advice in confidence and to the filing of this Commitment Letter with the SEC, if required, and the description of this Commitment Letter in any SEC filing, to the extent required. Notwithstanding the foregoing, Charter may disclose the contents of this Commitment
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Letter to potential lenders and their affiliates and advisors solely for the purpose of their consideration of becoming an Initial Lender provided that such persons agree to keep such information confidential.

                  7. Additional Matters. You may not assign any of your rights or be relieved of any of your obligations hereunder without the prior written consent of each of the Lenders. As you know, each of the Lenders is a full service securities firm and as such may from time to time effect transactions, for its own account or the account of customers, and hold positions in securities or options on securities of Charter and its subsidiaries and other companies that may be the subject of this arrangement. In addition, the Administrative Agent may employ the services of its affiliates in providing certain services hereunder and may exchange with such affiliates information concerning Charter and its subsidiaries and other companies that may be the subject of this arrangement.

                  The Lenders' commitment hereunder shall terminate on October 14, 2000 unless the closing of the Bridge Loans, on the terms and subject to the conditions contained herein, shall have been consummated.
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                  Please confirm that the foregoing is in accordance with your understanding by signing and returning to MSSF the enclosed copies of this Commitment Letter, together, if not previously executed and delivered, with the Fee Letter and the Engagement Letter on or before the close of business, on April 14, 2000, whereupon this Commitment Letter, the Fee Letter and the Engagement Letter shall become binding agreements between us. If not signed and returned as described in the preceding sentence by such date, this offer will terminate on such date. We look forward to working with you on this transaction.

                                   Very truly yours,

                                   MORGAN STANLEY SENIOR FUNDING, INC.


                                   By: /s/ R. Brian Smith
                                            Authorized Signatory

                                   Confirmed as of the date above:

                                   CHARTER COMMUNICATIONS HOLDINGS,
                                   LLC

                                   By: /s/ Curtis S. Shaw
                                          Name: Curtis S. Shaw
                                          Title: Senior Vice President General
                                                 and Secretary

                                   CHARTER COMMUNICATIONS HOLDINGS
                                   CAPITAL CORPORATION

                                   By: /s/ Curtis S. Shaw
                                          Name: Curtis S. Shaw
                                          Title: Senior Vice President General
                                                 Counsel and Secretary
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ANNEX A

                 SUMMARY OF TERMS AND CONDITIONS OF BRIDGE LOANS

         This Summary of Terms and Conditions outlines certain terms of the Bridge Loans and the Bridge Loan Agreement referred to in the Commitment Letter, of which this Annex A is a part. Certain capitalized terms used herein are defined in the Commitment Letter.

BORROWERS                              Charter Communications Holdings, LLC and
                                    Charter Communications Holdings Capital
                                    Corporation (collectively, "CHARTER"),
                                    jointly and severally liable.

LOANS                                 Senior Increasing Rate Bridge Loans in a
                                    principal amount of up to $1.0 billion (the
                                    "BRIDGE LOANS").

NUMBER OF PERMITTED DRAWS             Two (the first such draw, "DRAW 1 BRIDGE
                                    LOAN" and the second such draw, "DRAW 2
                                    BRIDGE LOAN") on or prior to October 14, 2000.

MINIMUM DRAW AMOUNT                   $400 million.

NOTICE                                Charter must provide written notice to
                                    the Administrative Agent three business days prior to any requested funding date.

MATURITY                              The Bridge Loans mature one year from
                                    the date of the making of Draw 1 Bridge Loan
                                    (the "MATURITY DATE"). If, upon the Maturity
                                    Date, the Bridge Loans have not been
                                    previously repaid in full, and provided no Conversion Default (as defined below) has occurred and is continuing, the outstanding Bridge Loans shall be automatically converted into Senior Term Loans (each a "TERM LOAN") due on the nine-year anniversary of the Maturity Date. At any time on or after the Maturity Date, at the option of the applicable Lender, the Senior Term Loans may be exchanged in whole or in part for Senior Exchange Notes due on the nine-year anniversary of the Maturity Date (the "EXCHANGE NOTES") having an equal principal amount. The initial date of funding of the Draw 1 Bridge Loan is hereinafter referred to as the "CLOSING DATE."

                                    "CONVERSION DEFAULT" shall mean any material
                                    default under the Bridge Loan Agreement, any
                                    payment default under any material
                                    indebtedness, a
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                                    bankruptcy default (as defined) or any
                                    default under the Engagement Letter or the Fee Letter.

                                    The Senior Term Loans will be governed by the provisions of the Bridge Loan Agreement and will have the same terms as the Bridge Loans, except as expressly set forth on
                                    Exhibit 1 to this Annex A. The Exchange
                                    Notes will be issued pursuant to an
                                    Indenture that will have the terms set forth on Exhibit 1 to this Annex A.

INTEREST                              The Draw 1 Bridge Loan will initially
                                    bear interest at a rate per annum equal to
                                    (a) the bid-side yield, as of the Closing
                                    Date, on the 10.25% Senior Notes due 2010 of
                                    Charter less (b) 25 basis points. If the Draw 1 Bridge Loan is not repaid in whole within 90 days following the Closing Date, the interest rate on such outstanding Bridge Loan will increase by 125 basis points at the end of such 90-day period and will increase by an additional 50 basis points at the end of each 90-day period thereafter. The last day of each such period being a "STEP-UP DATE."

                                        The Draw 2 Bridge Loan will initially
                                        bear interest at a rate per annum equal
                                        to the greater of (a) the interest rate
                                        on the Draw 1 Bridge Loan on the date of funding of the Draw 2 Bridge Loan or (b) the bid- side yield, as of the date of funding of the Draw 2 Bridge Loan, on the 10.25% Senior Notes due 2010 of Charter. If the Draw 2 Bridge Loan is not repaid in whole by any Step-Up Date following the funding of the Draw 2 Bridge Loan, the interest rate on such outstanding Bridge Loan will increase on such Step-Up Date by an amount equal to the increase in interest rate on Draw 1 Bridge Loan on such Step-Up Date.

                                        Notwithstanding the foregoing, except in the case of default interest described below, at no time will the interest rate in effect on the Bridge Loans be less than 9% per annum or exceed 15% per annum.

                                        Interest will be payable quarterly in
                                        arrears and on the date of any
                                        prepayment of the Bridge Loans.


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                                        Notwithstanding the foregoing, after the
                                        occurrence and during the continuance of an Event of Default (to be defined in the Bridge Loan Agreement), interest will accrue on the Bridge Loans at the then applicable rate plus 200 basis points per annum.

USE OF PROCEEDS                         To fund Charter's accelerated capital
                                    expenditure plan.

MANDATORY
REPAYMENT                               The net cash proceeds received by
                                    Charter or any of its affiliates from (i) any direct or indirect public offering or private placement of any debt or equity securities by Charter or any subsidiary of Charter, (ii) any future bank borrowings (other than under any of the existing credit facilities of Charter and its Subsidiaries (the "Credit Facilities") as in effect on the Closing Date and an additional $590 million permitted to be incurred under the greenshoe for the Falcon credit facility; provided that the aggregate amount under the Credit Facilities, including the Falcon credit facility, does not exceed $9 billion) and (iii) any future asset sales (subject to certain ordinary course exceptions and other exceptions to be agreed) by Charter or any subsidiary of Charter will be used to redeem the Bridge Loans in each case at 100% of the principal amount of the Bridge Loans redeemed plus accrued interest to the date of the redemption subject, in the case of clauses (ii) and (iii) only, to the terms of the existing Credit Facilities or indentures requiring prepayment of any amounts outstanding thereunder.

CHANGE OF
CONTROL                                Each holder of Bridge Loans will be
                                    entitled to require Charter, and Charter must offer, to repay the Bridge Loans held by such holder at a price of 100% of principal amount, plus accrued interest, upon the occurrence of a Change of Control (to be defined in the Bridge Loan Agreement) of Charter, subject to the optional redemption provisions described below.

OPTIONAL
REPAYMENT                              The Bridge Loans may be prepaid, in
                                    whole or in

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                                    part, at the option of Charter at any time
                                    upon three business days' written notice at a price equal to 100% of the principal amount thereof plus accrued interest to the date of repayment.

PAYMENTS                               Payments by Charter will be made by wire
                                    transfer of immediately available funds.

TRANSFERABILITY AND
PARTICIPATIONS                         Each of the Lenders will be free (with
                                    the consent of the Administrative Agent, in its sole discretion) to sell or transfer all or any part of or any participation in any of the Bridge Loans to any third party and to pledge any or all of the Bridge Loans to any commercial bank or other institutional lender or the Federal Reserve Bank, to the extent permitted by law.

MODIFICATION OF
THE BRIDGE LOANS                       Modification of the Bridge Loans may be
                                    made with the consent of Lenders holding greater than 50% of the Bridge Loans then outstanding, except that no modification or change may extend the maturity of the Bridge Loans or time of payment of interest of the Bridge Loans, reduce the rate of interest or the principal amount of the Bridge Loans, alter the redemption provisions of the Bridge Loans or reduce the percentage of holders necessary to modify or change the Bridge Loans without the consent of Lenders holding 100% of the Bridge Loans affected thereby.

COST AND
YIELD PROTECTION                       The Lenders will receive cost and yield
                                    protection customary for facilities and
                                    transactions of this type, including, but not limited to taxes (including but not limited to gross-up provisions for withholding taxes imposed by the United States or any State thereof as a result of a change in law, and income taxes associated with all gross-up payments), changes in capital requirements, guidelines or policies or their interpretation or application, illegality, change in circumstances, reserves and other provisions deemed necessary by the Lenders to provide customary protection for U.S. and non-U.S. financial institutions.

CONDITIONS

PRECEDENT                                The several obligations of the Lenders
                                    to make, or cause one of their respective affiliates to make, the Bridge Loans will be subject to closing conditions deemed appropriate by the Lenders for financings of this kind generally and for this transaction in particular, including, without limitation, the following closing conditions:

                                        1.  Defaults Under Financing Agreements.
                                            There shall not exist any default or
                                            event of default under any of the
                                            Credit Facilities, the Bridge Loans,
                                            the Bridge Loan Agreement or any of
                                            the other documents to be executed
                                            in connection therewith (the "LOAN
                                            DOCUMENTS"), or under other material
                                            indebtedness of Charter or its
                                            subsidiaries.

                                        2.  Due Diligence. Each of the Lenders
                                            shall have conducted a due diligence
                                            review in form, scope and substance
                                            satisfactory to such Lender and
                                            shall be satisfied with the results
                                            thereof. Such review may include but
                                            may not be limited to an examination
                                            of (i) the capitalization, corporate
                                            and ownership structure of Charter
                                            and its subsidiaries, (ii)
                                            accounting, legal, regulatory, tax,
                                            labor, insurance, pension and
                                            environmental liabilities, actual or
                                            contingent (which, at the request of
                                            the Lenders, shall include an
                                            environmental audit satisfactory to
                                            the Lenders and their counsel),
                                            (iii) material contracts, leases and
                                            debt agreements and (iv) the general
                                            business, operations, financial
                                            condition, management, prospects and
                                            value of Charter and its
                                            subsidiaries.

                                            The Lenders shall not have become
                                            aware of any information relating to
                                            conditions or events not previously
                                            described to the Lenders or
                                            constituting new information or
                                            additional developments concerning
                                            conditions or events previously
                                            disclosed to the Lenders which they,
                                            in their judgment, believe may have
                                            a material adverse effect on the
                                            condition (financial or otherwise),
                                            assets, liabilities (contingent or
                                            otherwise), properties, solvency,
                                            business, management or prospects of
                                            Charter.

                                        3.  Absence of Certain Changes. No
                                            material change in the capital
                                            stock, liabilities or long- term
                                            debt of Charter and its subsidiaries
                                            (other than increases in liabilities
                                            and long-term debt contemplated by
                                            and set forth in the supplemental
                                            unaudited pro forma data in
                                            Charter's Form 10-K for the fiscal
                                            year ended December 31, 1999 and
                                            those incurred in the ordinary
                                            course of business consistent with
                                            past practice) or any material
                                            adverse change, or any development
                                            involving a prospective material
                                            adverse change, in or affecting the
                                            general affairs, management,
                                            financial position, stockholders'
                                            equity, results of operations or
                                            prospects of Charter, shall have
                                            occurred since December 31, 1999
                                            (the date of the most recent
                                            financial statements that have been
                                            delivered to the Lenders as of the
                                            date hereof) and no material
                                            inaccuracy in such financial
                                            statements shall exist. No Change of
                                            Control shall have occurred. On or
                                            after the date hereof (i) no
                                            downgrading (other than a
                                            downgrading resulting from the
                                            execution of the Commitment Letter
                                            or funding of the Bridge Loans)
                                            shall have occurred in the rating
                                            accorded Charter's debt securities
                                            by any "nationally recognized
                                            statistical rating organization," as
                                            that term is defined by the
                                            Securities and Exchange Commission
                                            for purposes of Rule 436(g)(2) under
                                            the Act, and (ii) no such
                                            organization shall have publicly
                                            announced that it has under
                                            surveillance or review, with
                                            possible negative implications, its
                                            rating of any of Charter's debt
                                            securities, excluding any such
                                            surveillance or review caused by the
                                            execution of the Commitment Letter
                                            or funding of the Bridge Loans.

                                        4.  Documentation, Legal Matters, etc.
                                            The Bridge Loan Agreement and the
                                            other definitive documentation
                                            evidencing the Bridge Loans
                                            shall be prepared by counsel to the
                                            Administrative Agent and shall be in
                                            form and substance reasonably
                                            satisfactory to the Administrative
                                            Agent and Charter. All other matters
                                            relating to the Bridge Loan
                                            Agreement shall be reasonably
                                            satisfactory to Charter and the
                                            Administrative Agent in all respects
                                            and the Lenders shall have received
                                            such additional certificates, legal
                                            and other opinions, in form and
                                            substance reasonably satisfactory to
                                            the Administrative Agent and its
                                            counsel, and such other
                                            documentation as it shall request.

                                        5.  Market Disruption. There shall not
                                            have occurred any disruption or
                                            adverse change, as determined by
                                            MSSF in its sole discretion, in the
                                            financial or capital markets
                                            generally, or in the markets for
                                            bridge loan syndication, high yield
                                            debt or equity securities in
                                            particular or affecting the
                                            syndication or funding of bridge
                                            loans (or the refinancing thereof)
                                            that may have a material adverse
                                            impact on the ability to sell or
                                            place Debt Securities or to
                                            syndicate the Bridge Loans.

                                        6.  Approvals and Consents. All
                                            governmental, shareholder and
                                            third-party approvals and consents
                                            necessary or, in the reasonable
                                            opinion of the Administrative Agent,
                                            desirable in connection with the
                                            Bridge Loans shall have been
                                            received and shall be in full force
                                            and effect.

                                        7.  Litigation, etc. There shall not
                                            exist any action, suit,
                                            investigation, litigation or
                                            proceeding pending or threatened in
                                            any court or before any arbitrator
                                            or governmental authority that, in
                                            the reasonable opinion of the
                                            Administrative Agent, affects any of
                                            the transactions contemplated
                                            hereby, or that could have a
                                            material adverse effect on Charter
                                            and its subsidiaries.

                                        8.  Availability Under Credit
                                            Facilities. Charter shall have
                                            adequate availability under the
                                            Credit

                                            Facilities, in the sole reasonable
                                            judgment of the Administrative
                                            Agent.

                                        9.  Payment of Fees and Expenses. All
                                            fees and expenses due to the
                                            Lenders, MSSF, Morgan Stanley or the
                                            Administrative Agent on or before
                                            the closing date pursuant to the
                                            Commitment Letter, the Fee Letter,
                                            the Engagement Letter or otherwise
                                            shall have been paid in full.

COVENANTS                                The Bridge Loan Agreement will contain
                                    such covenants by Charter (with respect to Charter and its subsidiaries) as are usual and customary for financings of this kind or as otherwise deemed appropriate by the Administrative Agent for this transaction in particular (in its sole discretion), based upon the covenants in the Credit Facilities.

EVENTS OF
DEFAULT                                 The Bridge Loan Agreement will include
                                    such events of default (and, as appropriate, grace periods) as are usual and customary for financings of this kind or as otherwise deemed appropriate by the Administrative Agent for this transaction in particular (in its sole discretion), based upon the events of default in the Credit Facilities.

REPRESENTATIONS
AND WARRANTIES                          The Bridge Loan Agreement will contain
                                    such representations and warranties by
                                    Charter (with respect to Charter and its subsidiaries) as are usual and customary for financings of this kind or as are otherwise deemed appropriate by the Administrative Agent for this transaction in particular (in its sole discretion), based upon the representations and warranties in the Credit Facilities.

TAXES, RESERVE
REQUIREMENTS AND
INDEMNITIES                            The Bridge Loan Agreement will provide
                                    that all payments will be made free and
                                    clear of any taxes (other than franchise taxes and taxes on overall net income), imposts, assessments, withholdings or other deductions whatsoever assessed by the United States or any State thereof and resulting from a change in law. Foreign Lenders will be required to furnish to the Administrative Agent appropriate certificates or other evidence of exemption from U.S. federal tax withholding.

                                       Charter will indemnify the Lenders
                                       against all increased costs of capital
                                       resulting from reserve requirements or
                                       otherwise imposed, in each case subject
                                       to customary increased costs and capital adequacy.

INDEMNITY                               The Bridge Loan Agreement will contain
                                    customary and appropriate provisions
                                    relating to indemnity and related matters in a form reasonably satisfactory to the Administrative Agent and the Lenders and acceptable to Charter.

GOVERNING LAW AND
JURISDICTION                            The Bridge Loan Agreement will provide
                                    that Charter will submit to the
                                    non-exclusive jurisdiction and venue of the federal and state courts of the State of New York and will waive any right to trial by jury. New York law will govern the Loan Documents.

         The foregoing is intended to summarize certain basic terms of the Bridge Loans. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Bridge Loans.

                              EXHIBIT 1 TO ANNEX A

     SUMMARY OF TERMS AND CONDITIONS OF SENIOR TERM LOANS AND EXCHANGE NOTES

         Capitalized terms used herein have the meanings assigned to them in the Summary of Terms and Conditions of Bridge Loans to which this Exhibit 1 is attached.

                                SENIOR TERM LOANS

         On the Maturity Date, so long as no Conversion Default has occurred and is continuing, the outstanding Bridge Loans will be automatically converted into Senior Term Loans. The Senior Term Loans will be governed by the provisions of the Bridge Loan Agreement and, except as expressly set forth below, the Senior Term Loans will have the same terms as the Bridge Loans.

MATURITY                               The Senior Term Loans will mature on the
                                    ninth anniversary of the Maturity Date.

INTEREST RATE                          The Senior Term Loans will initially
                                    bear interest at a rate per annum equal to the sum of (i) greater of (a) the interest rate applicable to the Draw 1 Bridge Loan on the Maturity Date (after giving effect to any applicable step-up) and (b) the interest rate applicable to the Draw 2 Bridge Loan on the Maturity Date (after giving effect to any applicable step-up) plus (ii) 50 bps. If the Senior Term Loans are not repaid within 90 days following the Maturity Date, the interest rate on the Senior Term Loans will increase by 50 basis points at the end of such 90-day period and will increase by an additional 50 basis points at the end of each 90-day period thereafter. Notwithstanding the foregoing, except in the case of default interest described below, at no time will the interest rate in effect on the Senior Term Loans be less than 9% per annum or exceed 15% per annum.

                                        Interest on the Senior Term Loans will
                                        be payable quarterly in arrears and on
                                        the date of any prepayment of such
                                        Senior Term Loans.

                                        Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, interest will accrue on the Senior Term Loans at the then applicable rate plus 200 basis points per annum.

                              SENIOR EXCHANGE NOTES

         At any time on or after the Maturity Date, upon five or more business days prior notice, Senior Term Loans may, at the option of a Lender, be exchanged for a principal amount of Exchange Notes equal to 100% of the aggregate principal amount of the Senior Term Loans so exchanged in connection with a transfer of Exchange Notes to an unaffiliated third party. No Exchange Notes will be issued until Charter receives requests to issue at least $25.0 million in aggregate principal amount of Exchange Notes. Charter will issue Exchange Notes under an indenture which complies with the Trust Indenture Act of 1939, as amended (the "INDENTURE"). Charter will appoint a trustee reasonably acceptable to the holders of the Bridge Loans. The Indenture will be fully executed and delivered on the Closing Date and the Exchange Notes will be fully executed and deposited into escrow on the Closing Date.

MATURITY                               The Exchange Notes will mature on the
                                    ninth anniversary of the Maturity Date.

INTEREST RATE                          Each Exchange Note will bear interest at
                                    a fixed rate equal to the greater of (x) the interest rate on the Senior Term Loans on the date of issuance of such Exchange Notes or (y) the bid side yield on Charter's currently outstanding 10.25% Senior Notes due 2010, on the date prior to the date of issuance of the Exchange Notes; provided that in no event will the interest rate in effect on the Exchange Notes be less than 9% or exceed 15% per annum.

OPTIONAL
REDEMPTION                             Exchange Notes will be non-callable
                                    until the fifth anniversary of the Closing
                                    Date. Thereafter, each Exchange Note will be callable at par plus accrued interest plus a premium equal to one half of the coupon on such Exchange Note, which premium shall decline ratably on each yearly anniversary to zero on the date that is two years prior to the maturity of the Exchange Notes.

DEFEASANCE
PROVISIONS OF
EXCHANGE NOTES                         Customary.

MODIFICATION                           Customary.


REGISTRATION
RIGHTS                                 Charter will file within 300 days after
                                    the Closing Date and will use all
                                    commercially reasonable efforts to cause to become effective as soon thereafter as practicable, a shelf registration statement with respect to the Exchange Notes (a "SHELF REGISTRATION STATEMENT"). If a Shelf Registration Statement is filed and becomes effective, Charter will use commercially reasonable efforts to keep such registration statement effective and available (subject to customary exceptions) until it is no longer needed to permit unrestricted resales of the Exchange Notes. If within 90 days from the Maturity Date (the

                                    "EFFECTIVENESS DATE") a Shelf Registration
                                    Statement for the Exchange Notes has not been declared effective because Charter has failed to use commercially reasonable efforts to have it become effective, then Charter will pay liquidated damages in the form of increased interest of 50 basis points per annum on the principal amount of Exchange Notes and Senior Term Loans outstanding to holders of such Exchange Notes and Senior Term Loans who are unable freely to transfer Exchange Notes from and including the 9lst day after the Maturity Date to but excluding the effective date of such Shelf Registration Statement. On the 90th day after the Effectiveness Date, if a Shelf Registration Statement for the Exchange Notes has not been declared effective because Charter has failed to use commercially reasonable efforts to have it become effective, the liquidated damages shall increase by 50 basis points per annum, and on each 90 day anniversary of the Effectiveness Date thereafter, if a Shelf Registration Statement for the Exchange Notes has not been declared effective because Charter has failed to use commercially reasonable efforts to have it become effective, shall increase by 50 basis points per annum, to a maximum increase in interest of 100 basis points. Charter will also pay such liquidated damages for any period of time (subject to customary exceptions) following the effectiveness of a Shelf Registration Statement that such Shelf Registration Statement is not available for sales thereunder. All accrued liquidated damages will be paid on each interest payment date.

COVENANTS                              The indenture relating to the Exchange
                                    Notes will include covenants that are
                                    substantially similar to those contained in the indenture governing Charter's 10.25% Senior Notes due 2010, but more restrictive in certain limited respects.

EVENTS OF DEFAULT                       The indenture relating to the Exchange
                                    Notes will provide for Events of Default similar to those contained in the indenture governing Charter's 10.25% Senior Notes due 2010.

COUNSEL FOR
THE LENDERS                             Shearman & Sterling.


         The foregoing is intended to summarize certain basic terms of the Senior Term Loans and Exchange Notes. It is not intended to be a definitive list of all of the requirements of the Lenders in connection with the Senior Term Loans and Exchange Notes.